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                                                                           99(f)


                             AFFILIATE'S AGREEMENT

                                                                     May 2, 1995

Comerica Incorporated
211 West Fort Street
Detroit, Michigan  48275-1041

Gentlemen:

Reference is made to the Agreement and Plan of Reorganization and Merger, dated as of May 2, 1995 (the "Merger Agreement"), by and among Comerica Incorporated ("Comerica"), Comerica Holdings Incorporated ("Holdings") and Metrobank ("Metrobank"), which Merger Agreement provides for the merger (the "Merger") of Holdings, a wholly-owned subsidiary of Comerica, and Metrobank, in a transaction in which, among other things, shares of the common stock of Metrobank ("Metrobank Common Stock") will be converted into the right to receive shares of common stock, $5.00 par value, of Comerica ("Comerica Common Stock"), as more fully provided therein.

The undersigned has been informed that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that the undersigned may be deemed to be an "affiliate" of Metrobank within the meaning of Rule 145; and that, accordingly, the shares of Comerica Common Stock which the undersigned may acquire in connection with the Merger may be disposed of only in conformity with the provisions hereof. In addition, the undersigned has been informed that the treatment of the Merger as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and the compliance with certain of the agreements set forth herein.

The capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

          1. The undersigned, after inquiry of any agent with discretionary power to transfer the undersigned's shares of Metrobank Common Stock, represents, warrants and agrees as follows:

                      (a) The undersigned has full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform his, her or its obligations hereunder.
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                      (b)         Metrobank's proxy materials for its 1995
annual shareholders meeting correctly set forth the number of shares of Metrobank Common Stock currently owned by the undersigned (the "Metrobank Shares") and the undersigned has held the Metrobank Shares at all times since May 1, 1995, unless otherwise set forth in Schedule 1.

                      (c) The undersigned currently owns no shares of Comerica Common Stock and has not owned any shares of Comerica Common Stock since January 1, 1995, except as otherwise disclosed on Schedule 1 to this Agreement.

                      (d) The undersigned shall not sell, transfer or otherwise dispose of, or reduce the undersigned's risk of ownership or investment in, any of the Metrobank Shares or any of the shares of Comerica Common Stock received by the undersigned pursuant to the Merger, for a period beginning not less than thirty days prior to the Effective Time of the Merger (the "Effective Time") and ending on the date Comerica publishes financial results covering a period of at least thirty days of combined operations of Metrobank and Comerica following the Effective Time; provided, however, that the undersigned may (i) exchange the Metrobank Shares for shares of Comerica Common Stock in the Merger, and (ii) may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the Comerica Common Stock except as provided herein.

                      (e) The undersigned will not sell, transfer or dispose of any shares of Comerica Common Stock which the undersigned may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities are sometimes collectively referred to herein as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected
(i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 hereof, or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act; provided, however, that the undersigned may make bona-fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the Comerica Common Stock except as provided herein.

                      (f) The undersigned has no present plan or intent to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to as a "Sale") of the Metrobank Shares or any of the





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shares of Comerica Common Stock to be received by the undersigned pursuant to the Merger.

                      (g) The undersigned has not engaged in a Sale of any shares of Metrobank Common Stock at any time since March 31, 1995 unless otherwise set forth in Schedule 1.

                      (h) The undersigned is not aware of or participating in any plan or intention on the part of the Metrobank shareholders (a "Plan") to engage in a Sale of Comerica Common Stock to be received by such Metrobank shareholders pursuant to the Merger that will reduce such Metrobank shareholders' ownership of Comerica Common Stock to a number of shares having, in the aggregate, a value at the Effective Time of less than 50% of the total fair market value of the Metrobank Shares/or Common Stock outstanding immediately prior to the Merger. For purposes of this representation, shares of the Metrobank Stock disposed of in a Sale (including through the exercise of dissenters' rights) will be considered to be outstanding stock of Metrobank immediately prior to the Merger that was exchanged for Comerica Common Stock in the Merger, and then disposed of pursuant to a Plan.

                      (i) The undersigned has no present plan or intent to (i) engage in a Sale of the Metrobank Shares (other than in exchange for Comerica Common Stock pursuant to the Merger), or (ii) exercise dissenters' rights in connection with the Merger.

                      (j) The representations contained herein shall be true and correct at all times from the date hereof through the Effective Time.

                      (k) The undersigned has consulted such legal and financial counsel as the undersigned deems appropriate in connection with the execution of this Affiliate's Agreement.

          2. Comerica agrees to use its best efforts to file all reports and data with the Securities and Exchange Commission ("SEC") necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act.

          3. Comerica acknowledges that the provisions of Section 1(e) of this Affiliate's Agreement will be satisfied as to any sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for Comerica reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by Comerica in connection with a proposed





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disposition, the undersigned shall furnish to Comerica a copy of a "no action"
letter or other communication from the staff of the SEC or an opinion of counsel in form and substance reasonably satisfactory to Comerica and its counsel, to the effect that the applicable provisions of Paragraphs (c), (e),
(f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

          4. The undersigned also understands that stop transfer instructions will be given to Comerica's transfer agent with respect to the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND COMERICA INCORPORATED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF COMERICA INCORPORATED."

Comerica agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with.

          5. This Affiliate's Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and divisees of the undersigned and any pledgee holding the Restricted Securities of the undersigned as collateral.





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                      IN WITNESS WHEREOF, the undersigned has executed the
foregoing Affiliate's Agreement as of the date first above written.


Very truly yours



By:       /s/ David L. Buell
    ---------------------------------


AGREED TO AND ACCEPTED:

COMERICA INCORPORATED


By:       /s/ Mark W. Yonkman
    ---------------------------------
Name:   Mark W. Yonkman
Title:  Vice President and Assistant Secretary





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/s/ Paul B. Alexander
/s/ Robert P. Bulesco
/s/ Peter B. Caloyeras
/s/ Seymour J. Carr, DMD
/s/ James W. Hobson
/s/ David P. Malone
/s/ Rudy B. Markmiller
/s/ Robert L. Mayer
/s/ Paul W. Stroube
/s/ Wallace Wong


                                   SCHEDULE 1

                                     None.





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